77Q1(a)(1)

Amendment No. 14 to the Amended and
Restated Agreement and Declaration of Trust, dated December 1, 2015 (filed electronically as
Exhibit (a)(15) to Post-Effective Amendment
No. 55 to the Registration Statement of the Registrant on December 1, 2015, File No. 33-
65170, and incorporated herein by reference).